Exhibit 99.1

CONSENT OF CITIGROUP GLOBAL MARKETS INC.

The Board of Trustees

Liberty Property Trust

650 E. Swedesford Road

Wayne, PA 19087

Members of the Board:

We hereby consent to the inclusion of our opinion letter, dated October 27, 2019, as Annex C to, and to the reference thereto under the captions “Summary—Opinions of Liberty’s Financial Advisors—Opinion of Citi” and “The Mergers—Opinions of Liberty’s Financial Advisors—Opinion of Citi” in the proxy statement/prospectus relating to the proposed merger involving Liberty Property Trust and Prologis, Inc., which proxy statement/prospectus forms a part of Amendment No. 1 to the Registration Statement on Form S-4 of Prologis, Inc. (the “Registration Statement”). By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ Citigroup Global Markets Inc.

CITIGROUP GLOBAL MARKETS INC.

December 18, 2019